Numerex Corp. Contact:
Rick Flynt
770 615-1387

Investor Relations Contact:
Seth Potter
646 277-1230
Exhibit 99.1

Press Release

For Immediate Release

Numerex Reports Fourth Quarter and Full Year 2013 Financial Results

•	Revenues up 20% for the full year and 25% for Q4 over prior year period
•	Recurring revenue up 21% for the full year and 19% in Q4 over prior year period
•	GAAP Earnings from continuing operations up 153% in Q4 over prior year period
•	Adjusted EBITDA up 27% in Q4 over prior year period, 13% of revenue

ATLANTA, GA March 6, 2014—Numerex Corp (NASDAQ:NMRX), a leading provider of interactive and on-demand machine-to-machine (M2M) enterprise solutions, today announced financial results for its fourth quarter and full year ended December 31, 2013.

“The Company posted a solid fourth quarter performance and continued to make significant progress on expanding its pipeline of managed service opportunities,” stated Stratton Nicolaides, CEO and chairman of Numerex. “The increase in adjusted EBITDA margin during the quarter highlights the leverage the Company is starting to achieve from the investments made in our M2M platforms during the past year. Demand remains strong for our integrated solutions and given the higher value and retention of our managed services offerings, we anticipate average revenue per subscription to improve over the course of 2014. We will continue to focus on expanding our presence in the supply chain, asset monitoring, and security markets through the introduction of new products and services to our customers and channel partners. As a result, we expect continued robust growth in the Company’s subscription base and recurring revenues, and operating leverage to continue to improve in 2014.”

Financial highlights include:
•	Subscription-based recurring revenue was up 21.3% during the full year 2013 and in line with our guidance; Total Subscription and support revenue was up 19.9% for the year.

•	Gross margin generated by subscriptions and support revenue in the fourth quarter of 2013 was 61.9% compared to 58.1% recorded in the same period in 2012;

•	GAAP income from continuing operations, net of income tax benefit, for the fourth quarter was $1.0 million, an increase of 152.7% compared to the fourth quarter of 2012;

•	GAAP income from continuing operations, net of income taxes for the fourth quarter was $0.05 per diluted share compared to $0.02 during the same period last year;

•	Adjusted EBITDA margin (non-GAAP) was 12.9% for the fourth quarter, up from 11.5% in the third quarter of 2013;

•	Total revenue for the fourth quarter of $22.2 million, up 24.6% compared to the fourth quarter of 2012;

•	Embedded devices and hardware revenue for the fourth quarter of $8.5 million, up 37.4% over the fourth quarter last year;

•	Net cash generated by operating activities of continuing operations for the full year 2013 was $6.1 million;

•
Total subscriptions of 2.2 million, up from the 1.7 million reported at the end of 2012, reflecting full year growth of 28%, attributable partly to the divestiture of nearly 0.15 million subscriptions and the Company’s focus on high value solution initiatives.

Mr. Nicolaides continued, “We are entering 2014 with strong momentum driven by the growing pipeline of managed services opportunities and the upcoming launch of new products and services. Consequently, for the full year 2014, we expect our subscription base to grow by approximately 20% and subscription-based recurring revenue to increase between 20% and 23%. In addition, we expect embedded device and hardware revenue growth to range between 15% and 18% for the full year 2014 with the Company’s adjusted EBITDA to improve by 35% and 37% for the full year 2014 over full year 2013.”

Financial Metrics

	Three Months Ended		Year Ended
	December 31,		December 31,
Non-GAAP Measures*	2013	2012	2013	2012

Adjusted EBITDA ($ in millions)	$2.9	$2.2	$8.4	$8.0
Adjusted EBITDA as a percent of total revenue	12.9%	12.6%	10.7%	12.4%
Adjusted EBITDA per diluted share	$0.15	$0.14	$0.44	$0.50
Net new subscriptions (units)	63,000	119,000	485,000	389,000
Total subscriptions (units)	2,209,000	1,724,000	2,209,000	1,724,000

* Refer to the section of this press release entitled "Non-GAAP (Adjusted) Financial Measures" for a discussion of these non-GAAP items.

GAAP Measures

Subscription and support revenue ($ in millions)	$13.7	$11.6	$51.6	$43.1
Gross margin -- subscription and support revenue	61.9%	58.1%	57.9%	58.3%
Income from continuing operations, net
of income tax expense (benefit) ($ in millions)	$1.0	$0.4	$2.0	$7.0
Diluted EPS from continuing operations	$0.05	$0.02	$0.10	$0.44

Additional Financial Information:

•	Total GAAP operating expenses for the fourth quarter of 2013 were $8.7 million compared to $6.3 million in the fourth quarter of 2012.
o
Sales and marketing expense was $2.6 million in the fourth quarter of 2013 compared to $2.0 million for the same period last year. The increase was primarily due to the addition of sales and marketing personnel to support demand and future growth.

o
General and administrative expense in the fourth quarter increased to $3.5 million as compared to $2.7 million in the fourth quarter of 2012.  The increase includes higher non-cash compensation, personnel and facility costs.

o
During the fourth quarter of 2013, engineering and development costs increased to $1.3 million from $0.7 million during the same period last year to support our growing customer base and to strengthen our managed service offerings.

o
Operating expense includes depreciation and amortization charges of $1.3 million and $1.0 million in the fourth quarters of 2013 and 2012, respectively.  The increase includes the amortization of additional internally developed software and, to a lesser extent, intangible assets from the two acquisitions completed in the fourth quarter of 2012 and the first quarter of 2013.

•	Adjusted EBITDA for the fourth quarter of 2013 was $2.9 million or 12.9% of total net sales, an increase from $2.5 million or 11.5% in the third quarter of 2013.

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 4:30 p.m. Eastern Time. Please dial (877) 303-9240 or, if outside the U.S. and Canada, (760) 666-3571 to access the conference call at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast and replay of the call will also be available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call.  You can also listen to a replay of the call by dialing (855) 859-2056 or (404) 537-3406 if outside the U.S. and Canada and entering code number 1582778.

About Numerex
Numerex Corp. (NASDAQ: NMRX) is a leading provider of interactive and on-demand machine-to-machine (M2M) enterprise solutions.  The Company provides its technology and services through its integrated M2M horizontal platforms which are generally sold on a subscription basis. The Company offers Numerex DNA® that may include hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST® (Foundation Application Software Technology). The Company also provides business services to enable the development of efficient, reliable, and secure solutions while accelerating deployment. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on M2M data security, service reliability and around-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenue; the risks that a substantial portion of our revenue are derived from contracts that may be terminated at any time; the risks that our strategic suppliers materially change or disrupt flow of products and/or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new machine-to-machine (M2M) products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships and/or wireless network operators will not yield substantial revenue; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth in our data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex’s SEC reports identify additional factors that can affect forward-looking statements.

-continued-

NUMEREX CORP AND SUBSIDIARIES
UNAUDITED CONSDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended		Change			Year Ended		Change
	December 31,		Q4'13 v Q4'12			December 31,		2013 v 2012
	2013	2012		$	%	2013	2012		$	%
Net sales
Subscription and support revenue	$13,709	$11,642	$2,067		17.8%	$51,640	$43,067	$8,573		19.9%
Embedded devices and hardware	8,464	6,159	2,305		37.4%	26,192	21,965	4,227		19.2%
Total net sales	22,173	17,801	4,372		24.6%	77,832	65,032	12,800		19.7%
Cost of sales, exclusive of depreciation
and amortization shown below:
Subscription and support revenue	5,222	4,879	343		7.0%	21,754	17,955	3,799		21.2%
Embedded devices and hardware	7,363	5,707	1,656		29.0%	23,938	19,202	4,736		24.7%
Gross profit	9,588	7,215	2,373		32.9%	32,140	27,875	4,265		15.3%
	43.2%	40.5%				41.3%	42.9%
Operating expense
Sales and marketing	2,637	1,993	644		32.3%	9,544	8,242	1,302		15.8%
General and administrative	3,455	2,695	760		28.2%	13,281	10,257	3,024		29.5%
Engineering and development	1,288	694	594		85.6%	4,915	3,096	1,819		58.8%
Depreciation and amortization	1,334	952	382		40.1%	4,819	3,313	1,506		45.5%
Operating income (loss)	874	881	(7)		-0.8%	(419)	2,967	(3,386)		-114.1%
Interest expense	40	133	(93)		-69.9%	304	336	(32)		-9.5%
Other expense (income), net	(301)	499	(800)		-160.3%	(319)	500	(819)		-163.8%
Income (loss) from continuing
operations before income taxes	1,135	249	886		355.8%	(404)	2,131	(2,535)		-119.0%
Income tax expense (benefit)	185	(127)	312		-245.7%	(2,369)	(4,902)	2,533		-51.7%
Income from continuing operations,
net of income taxes	950	376	574		152.7%	1,965	7,033	(5,068)		-72.1%
Income (loss) from discontinued
operations, net of income taxes	61	235	(174)		-74.0%	(1,380)	132	(1,512)	*nm
Net income	$1,011	$611	$400		65.5%	$585	$7,165	$(6,580)		-91.8%

Basic earnings (loss) per share:
Income from continuing operations	$0.05	$0.02				$0.11	$0.46
Income (loss) from discontinued operations	0.00	0.02				(0.08)	0.00
Net income	$0.05	$0.04				$0.03	$0.46

Diluted earnings (loss) per share:
Income from continuing operations	$0.05	$0.02				$0.10	$0.44
Income (loss) from discontinued operations	0.00	0.02				(0.07)	0.01
Net income	$0.05	$0.04				$0.03	$0.45

Weighted average shares outstanding used in
computing earnings (loss) per share:
Basic	18,778	15,571				18,413	15,412
Diluted	19,276	16,249				18,950	16,014
_______________
* Not meaningful

NUMEREX CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,603	$4,948
Accounts receivable, less allowance for doubtful accounts of $674 and $367	9,385	8,466
Financing receivables, current	1,223	512
Inventory, net of reserve for obsolescence of $1,110 and $332	8,315	7,363
Prepaid expense and other current assets	1,833	1,464
Deferred tax assets	2,742	1,021
Assets of discontinued operations	840	2,284
TOTAL CURRENT ASSETS	49,941	26,058

Financing receivables	3,029	1,329
Property and equipment, net of accumulated depreciation and
amortization of $1,879 and $1,184	3,125	2,449
Software, net of accumulated amortization of $3,706 and $1,815	5,130	3,596
Other intangibles, net of accumulated amortization of $13,189 and $11,679	6,868	7,057
Goodwill	26,941	25,418
Deferred tax assets	3,958	3,551
Other assets	2,298	2,689
TOTAL ASSETS	$101,290	$72,147

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$9,953	$7,673
Accrued expense and other current liabilities	2,004	685
Deferred revenues	1,894	1,823
Current portion of long-term debt	633	2,286
Obligations under capital leases	306	-
Liabilities of discontinued operations	207	188
TOTAL CURRENT LIABILITIES	14,997	12,655

Notes payable, less current portion	475	6,008
Obligations under capital leases, less current portion	148	-
Other liabilities	1,693	679
TOTAL LIABILITIES	17,313	19,342

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, no par value; authorized 3,000; none issued	-	-
Class A common stock, no par value; authorized 30,000; 20,069 and 17,171
issued; 18,829 and 15,609 outstanding	-	-
Class B common stock, no par value; authorized 5,000; none issued	-	-
Additional paid-in-capital	95,777	68,072
Treasury stock, at cost, 1,241 and 1,562 shares	(5,238)	(8,136)
Accumulated other comprehensive loss	(24)	(8)
Accumulated deficit	(6,538)	(7,123)
TOTAL STOCKHOLDERS' EQUITY	83,977	52,805
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$101,290	$72,147

NUMEREX CORP AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (GAAP), we have provided EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share, financial measures that are not prepared in accordance with GAAP (non-GAAP). The most directly comparable GAAP equivalent to EBITDA and Adjusted EBITDA is income from continuing operations, net of income tax benefit.  The most directly comparable GAAP equivalent to EBITDA and Adjusted EBITDA per diluted share is diluted earnings per share from continuing operations.

•
EBITDA is income from continuing operations, net of income tax benefit, plus depreciation and amortization, interest and other non-operating expense and income tax expense. Any other non-operating income and income tax benefit is subtracted from income from continuing operations, net of income tax benefit.

•	Adjusted EBITDA is EBITDA less non-cash stock-based compensation and infrequent or unusual items further described below.
•	EBITDA and Adjusted EBITDA per diluted share is EBITDA and Adjusted EBITDA divided by weighted average diluted shares outstanding.

Reconciliations of our non-GAAP financial measures to the most directly comparable financial measure are provided below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization of property, equipment and intangible assets to calculate EBITDA and Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on our estimates of remaining useful lives.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP income from continuing operations by providing normalized income from continuing operations, excluding the effect of stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA also excludes infrequent or unusual items, consisting of temporarily higher carrier fees, professional service fees incurred in response to and in remediation of internal control weaknesses, acquisition-related expenses, costs related to the realignment of our executive team, and asset write-downs. We believe that these costs are unusual costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a component of ongoing operations.

EBITDA and Adjusted EBITDA are not measures of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to – not a substitute for – results of operations presented on the basis of GAAP. EBITDA and Adjusted EBITDA do not purport to represent cash flow provided by operating activities as defined by GAAP. Furthermore, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly-titled measures reported by other companies.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share are useful to and used by investors and other users of the financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across periods.
We believe that
•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
Investors commonly adjust EBITDA information to eliminate the effect of stock-based compensation and other unusual or infrequently occurring items which vary widely from company-to-company and impair comparability.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share:
•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis
•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
•	in communications with the board of directors, analysts and investors concerning our financial performance.

Although we believe, for the foregoing reasons, that the presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, the non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. The non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

NUMEREX CORP AND SUBSIDIARIES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS, NET OF INCOME
TAX BENEFIT, TO EBITDA AND ADJUSTED EBITDA, INCLUDING PER SHARE AMOUNTS

The following table reconciles the specific items excluded from GAAP in the calculation of EBITDA and Adjusted EBITDA for the periods indicated below (in thousands, except per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Income from continuing operations, net of income tax benefit (GAAP)	$950	$376	$1,965	$7,033
Depreciation and amortization	1,404	952	5,119	3,313
Interest expense and other non-operating expense, net	(261)	632	(15)	836
Income tax expense (benefit)	185	(127)	(2,369)	(4,902)
EBITDA (non-GAAP)	2,278	1,833	4,700	6,280
Equity-based compensation	573	305	1,879	1,388
Infrequent or unusual items	-	100	1,774	369
Adjusted EBITDA (non-GAAP)	$2,851	$2,238	$8,353	$8,037

Income from continuing operations, net of income tax benefit,
per diluted share (GAAP)	$0.05	$0.02	$0.10	$0.44
EBITDA per diluted share (non-GAAP)	0.12	0.11	0.25	0.39
Adjusted EBITDA per diluted share (non-GAAP)	0.15	0.14	0.44	0.50

Weighted average shares outstanding in computing diluted earnings per share	19,276	16,249	18,950	16,014

Infrequent or unusual items include temporarily higher carrier fees; professional services fees incurred in response to and in remediation of internal control weaknesses, acquisition-related expenses, costs related to the realignment of our executive team and asset write-downs.
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